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                                                                       EXHIBIT B

   TRANSACTIONS IN SHARES DURING THE PERIOD COMMENCING FROM THE 60-DAY PERIOD
               PRECEDING NOVEMBER 2, 1998 THROUGH THE DATE HEREOF



Name of Person Causing Transactions:  Jet I, L.P.


                  # of Shares                              Transaction place
    Date           Purchased        Price per Share            and manner
------------      ------------      ---------------       ------------------

11-02-98               4,300         $ 11.375              NASDAQ National
                                                           Market (open market
                                                           purchase)